UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	April 13, 2004

Coinmach Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-49830	53-0188589

(Commission File Number)	(I.R.S. Employer Identification No.)

303 Sunnyside Boulevard Suite 70, Plainview, New York	11803

(Address of Principal Executive Offices)	(Zip Code)

(516) 349-8555

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure
Item 7. Financial Statements and Exhibits.
SIGNATURES
PRESS RELEASE

Item 9. Regulation FD Disclosure

     Coinmach Corporation (the “Company”) announced today that Coinmach Service Corp. (“CSC”) filed a registration statement with the Securities and Exchange Commission on Form S-1 for an initial public offering of Income Deposit Securities (“IDSs”) and the shares of class A common stock and senior secured notes underlying such IDSs. The registration statement also relates to a separate offering of senior secured notes having the same terms as the senior secured notes underlying the IDSs. CSC, a newly-formed company, will become the indirect parent of the Company upon consummation of the offerings and related transactions. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

     The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

*99.1 Press Release issued April 13, 2004 entitled “Coinmach Service Corp. Files Registration Statement for Proposed Initial Public Offering of Income Deposit Securities.”

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Corporation
Dated: April 13, 2004	By:	/s/ Robert M. Doyle
		Name:	Robert M. Doyle
		Title:	Chief Financial Officer, Senior Vice President, Secretary and Treasurer